UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2005

RPM International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2005, RPM International Inc. (the "Company") entered into an extension to the Succession and Post-Retirement Consulting Agreement between Thomas C. Sullivan and the Company which expired by its terms on May 31, 2005. Mr. Sullivan is Chairman of the Company's Board of Directors, the former Chief Executive Officer of the Company and father of Frank C. Sullivan, President and Chief Executive Officer and a Director of the Company. The extension agreement provides that effective June 1, 2005 and continuing through May 31, 2007 Mr. Sullivan will serve the Company in a consulting capacity, providing assistance in the area of corporate development. For his services as a consultant during the 24-month extension period, Mr. Sullivan is entitled to monthly payments of $42,000, use of a part-time administrative assistant, continued use of Mr. Sullivan's current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services. The extension agreement is attached hereto as Exhibit 10.1.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description
10.1.3 Extension to Post-Retirement Consulting Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.

June 29, 2005	By:	/s/ P. Kelly Tompkins

Name: P. Kelly Tompkins
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1.3	Extension to Post-Retirement Consulting Agreement